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                                                                     EXHIBIT 3.6

              ARTICLES OF INCORPORATION FOR ACCESS NURSE PM, INC.

                           ARTICLES OF INCORPORATION
                                      FOR
                             ACCESS NURSE PM, INC.

         The undersigned person, acting as the incorporator pursuant to the provisions of the Utah Revised Business Corporation Act, adopts the following Articles of Incorporation for Access Nurse PM, Inc. (the "Corporation"):

         1.       The name of the Corporation is Access Nurse PM, Inc.

         2. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Utah Revised Business Corporation Act.

         3. The Corporation is authorized to issue two thousand (2,000) common shares, all of which are without par value, are of the same class and are Common shares.

         4. The street address of the Corporation's initial registered office is:

                  One Utah Center
                  201 South Main Street
                  Salt Lake City, Utah  84111-2218

         5. The Corporation's initial registered agent in the registered office is Corporation Service Company, whose signature is set forth below.

         6.       The name and address of the incorporator is:

                  Corporation Service Company
                  1201 Hays Street
                  Tallahassee, FL 32301

         7. The Corporation shall, to the fullest extent permitted by the provisions of the Utah Revised Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

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         8.       The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of the Utah Revised Business Corporation Act, as the same may be amended and supplemented.

         Dated: June 6, 2000.

                                       /s/ Laura R. Dunlap
                                       -----------------------------------------
                                       Corporation Service Company, Incorporator
                                       Laura R. Dunlap
                                       as its agent

                                       /s/ Laura R. Dunlap
                                       -----------------------------------------
                                       Corporation Service Company, Registered
                                       Agent for Access Nurse PM, Inc.
                                       Laura R. Dunlap
                                       as its agent

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